EXHIBIT 10.29

EXCHANGE AGREEMENT

                  EXCHANGE AGREEMENT (the "Agreement"), dated as of April 24, 2001, by and among ProxyMed, Inc., a Florida corporation, with headquarters located at 2555 Davie Road, Suite 110, Fort Lauderdale, Florida 33317 (the "Company"), and the investors listed on the Schedule of Investors attached hereto (individually, a "Investor" and collectively, the "Investors").

         WHEREAS:

         A. The Company and certain investors, including the Investors, have entered into that certain Securities Purchase Agreement, dated as of December 23, 1999 (the "Securities Purchase Agreement"), pursuant to which certain investors, including the Investors, purchased from the Company (I) shares of the Company's Series B Convertible Preferred Stock (the "Preferred Stock"), which are convertible into shares of the Company's common stock, par value $0.001 per share (the "Common Stock"), in accordance with the terms of the Company's Articles of Amendment to the Company's Articles of Incorporation filed with the Secretary of State of the State of Florida on December 23, 1999 (the "Articles of Amendment") and (II) warrants (the "Series B Warrants") to purchase shares of Common Stock;

         B. The Company and certain investors, including the Investors, have entered into that certain Redemption and Exchange Agreement, dated as of May 4, 2000 (the "Redemption Agreement"), pursuant to which the Company (I) issued to each Investor a new warrant (the "Exchanged Warrants") to purchase shares of Common Stock (as exercised, the "Exchanged Warrant Shares") in exchange for each such Investor's Series B Warrant and (II) issued to each Investor a new warrant (the "New Warrants" and, collectively with the Exchanged Warrants, the "Warrants") to purchase shares of Common Stock (as exercised, the "New Warrant Shares" and, collectively with the Exchanged Warrant Shares, the "Warrant Shares");

         C. Each Investor is the holder of an Exchanged Warrant to purchase that number of Exchanged Warrant Shares set forth opposite its name on the Schedule of Investors and is the holder of a New Warrant to purchase that number of New Warrant Shares set forth opposite its name on the Schedule of Investors;

         D. The Company wishes to exchange, and each Investor wishes to allow the Company to exchange, upon the terms and conditions stated in this Agreement,
(I) the Exchanged Warrants issued to such Investor pursuant to the Redemption Agreement for that number of shares of Common Stock (the "Exchanged Warrant Common Shares") set forth opposite its name on the Schedule of Investors and
(II) the New Warrants issued to such Investor pursuant to the Redemption Agreement for that number of shares of Common Stock (the "New Warrant Common Shares" and, collectively with the Exchanged Warrant Common Shares, the "Common Shares") set forth opposite its name on the Schedule of Investors;

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         E. The exchange of the Warrants for the Common Shares is being made in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the "1933 Act"); and

         F. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement substantially in the form attached hereto as Exhibit A (the "Registration Rights Agreement") pursuant to which the Company has agreed to provide certain registration rights under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

         NOW THEREFORE, the Company and the Investor hereby agree as follows:

         1. EXCHANGE OF WARRANTS.

                  a. Exchange of the Warrants for the Common Shares. Subject to satisfaction (or waiver) of the conditions set forth in Sections 5 and 6, the Company shall issue to each Investor (i) that number of Exchanged Warrant Common Shares set forth opposite its name on the Schedule of Investors in exchange for the surrender and cancellation of the Exchanged Warrants held by such Investor (which Exchanged Warrants represent the right to purchase that number of Exchanged Warrant Shares set forth opposite its name on the Schedule of Investors) and (ii) that number of New Warrant Common Shares set forth opposite its name on the Schedule of Investors in exchange for the surrender and cancellation of the New Warrants held by such Investor (which New Warrants represent the right to purchase that number of New Warrant Shares set forth opposite its name on the Schedule of Investors) (the "Closing"). The date of the Closing (the "Closing Date") shall be the date of this Agreement, or such later date as the Company and each Investor may agree. "Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in the city of New York are authorized or required by law to remain closed.

                  b. The Closing Date. The time of the Closing shall be 10:00 a.m., Eastern Time, on the Closing Date, subject to satisfaction (or waiver) of the conditions to the Closing set forth in Sections 5 and 6 (or such later date as is mutually agreed to by the Company and each of the Investors). The Closing shall occur on the Closing Date by facsimile (except for the delivery of the Common Shares, which shall be physically delivered to each Investor, and for the Warrants, which shall be physically delivered to the Company or its representative), courier and wire transfer. In the event any of the parties to the Closing send the other parties written notice that a physical closing is desired, at least one (1) Business Days prior to the Closing Date, then the Closing shall occur on the Closing Date at the offices of Katten Muchin & Zavis, 525 West Monroe Street, Suite 1600, Chicago, Illinois 60661-3693.

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         2. INVESTOR'S REPRESENTATIONS AND WARRANTIES.

                  Each Investor represents and warrants with respect to only itself that:

                  a. Reliance on Exemptions. Such Investor understands that the Common Shares are being issued to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Investor's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Investor set forth herein in order to determine the availability of such exemptions and the eligibility of such Investor to acquire such Common Shares.

                  b. No Governmental Review. Such Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Common Shares or the fairness or suitability of the investment in the Common Shares nor have such authorities passed upon or endorsed the merits of the offering of the Common Shares.

                  c. Transfer or Resale. Such Investor understands that except as provided in the Registration Rights Agreement: (i) the Common Shares have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Investor shall have delivered to the Company an opinion of counsel, in a form reasonably satisfactory to the Company, to the effect that such Common Shares to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Investor provides the Company with reasonable assurance that such Common Shares can be sold, assigned or transferred pursuant to Rule 144 promulgated under the 1933 Act (or a successor rule thereto) ("Rule 144"); (ii) any sale of the Common Shares made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Common Shares under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the Securities and Exchange Commission (the "SEC") thereunder; and (iii) neither the Company nor any other person is under any obligation to register such Common Shares under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. Notwithstanding the foregoing, the Common Shares may be pledged in connection with a bona fide margin account or other loan secured by the Common Shares.

                  d. Legends. Such Investor understands that, until such time as the sale of the Common Shares have been registered under the 1933 Act as contemplated by the Registration Rights Agreement, the stock certificates representing the Common Shares, except as set forth below, shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

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         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED
         UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. SUCH SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES
         UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A FORM REASONABLY SATISFACTORY TO THE ISSUER, THAT REGISTRATION IS NOT REQUIRED UNDER
         SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, SUCH SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Common Shares upon which it is stamped, if (i) such Common Shares are registered for sale under the 1933 Act, (ii) in connection with a sale transaction, such holder provides the Company with an opinion of counsel, in a form reasonably satisfactory to the Company, to the effect that a public sale, assignment or transfer of such Common Shares may be made without registration under the 1933 Act, or (iii) such holder provides the Company with reasonable assurances that such Common Shares can be sold pursuant to Rule 144. Such Investor acknowledges, covenants and agrees to sell Common Shares represented by a certificate(s) from which the legend has been removed, only pursuant to (i) a registration statement effective under the 1933 Act, or (ii) advice of counsel to such holder that such sale is exempt from the registration requirements of Section 5 of the 1933 Act.

                  e. Authorization; Enforcement. This Agreement and the Registration Rights Agreement have been duly and validly authorized, executed and delivered on behalf of such Investor and are valid and binding agreements of such Investor enforceable against such Investor in accordance with their terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

                  f. Residency. Such Investor is a resident of that jurisdiction specified on the Schedule of Investors.

                  g. Free of Liens. Assuming that pursuant to the Redemption Agreement the Company issued such Investor the Warrants held by such Investor free and clear of any taxes, security interest, liens, encumbrances, claims and demands of any kind whatsoever, at the time of the Closing such Investor shall hold such Warrants, and shall transfer such Warrants to the Company, free and clear of any restrictions on transfer, taxes, security interest, liens, encumbrances and demands of any kind whatsoever.

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         3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

                  The Company represents and warrants to each of the Investors that:

                  a. Organization and Qualification. The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Florida, and has the requisite corporate power and authorization to own properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, "Material Adverse Effect" means any material adverse effect on the business, properties, assets, operations, results of operations or financial condition of the Company and its subsidiaries taken as a whole, or on the transactions contemplated hereby or by the agreements and instruments to be entered into in connection herewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents (as defined below).

                  b. Authorization; Enforcement; Compliance with Other Instruments. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Registration Rights Agreement and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the "Transaction Documents"), and to issue the Common Shares in accordance with the terms hereof and thereof, (ii) the execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby, including without limitation the issuance of the Common Shares, have been duly authorized by the Company's Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders, (iii) the Transaction Documents have been duly executed and delivered by the Company, and (iv) this Agreement and the other Transaction Documents, constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies.

                  c. Capitalization. The authorized capital stock of the Company consists of (i) 100,000,000 shares of Common Stock, of which as of the date hereof 21,475,565 shares are issued and outstanding, 11,634,661 shares are issuable and reserved for issuance pursuant to the Company's stock option and purchase plans and 22,475,565 shares are issuable and reserved for issuance pursuant to securities (other than the Warrants and the warrants issued by the Company pursuant to the Securities Purchase Agreement) exercisable or exchangeable for, or convertible into, shares of Common Stock and (ii) 2,000,000 shares of preferred stock, of which as of the date hereof, (A) 15,000 shares are designated as Series B Convertible Preferred Stock, of which 110 shares remain outstanding and (B) 300,000 shares are designated as 7% Series C Convertible Preferred Stock, of which 253,265 shares remain outstanding. All of such outstanding shares

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have been and are, or upon issuance will be, validly issued, fully paid and nonassessable. No shares of the Company's capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company. There are no outstanding securities of the Company which contain any redemption or similar provisions that will be triggered by the issuance of the Common Shares as described in this Agreement, and there are no contracts, commitments, understandings or arrangements by which the Company is or may become bound to redeem a security of the Company as a result of the issuance of the Common Shares as described in this Agreement. There are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Common Shares as described in this Agreement (other than warrants issued pursuant to the Securities Purchase Agreement or the Redemption Agreement). The Company has furnished to the Investor true and correct copies of the Company's Articles of Incorporation, as amended and as in effect on the date hereof (the "Articles of Incorporation"), and the Company's By-laws, as in effect on the date hereof (the "By-laws").

                  d. Issuance of Common Shares. Upon issuance in accordance with the terms of this Agreement, the Common Shares will be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. The issuance by the Company of the Common Shares is exempt from registration under the 1933 Act and applicable state securities laws. The issuance by the Company of the Common Shares is being made in reliance upon the exemption from registration set forth in Section 3(a)(9) of the 1933 Act and similar exemptions under state law.

                  e. No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the reservation for issuance and issuance of the Common Shares) will not (i) result in a violation of the Articles of Incorporation, any articles of amendment of any outstanding series of preferred stock of the Company or the By-laws; (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party; or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the principal market or exchange on which the Common Stock is traded or listed) applicable to the Company or by which any property or asset of the Company or any of its subsidiaries is bound or affected. The Company is not in violation of any term of its Articles of Incorporation, any articles of amendment of any outstanding series of preferred stock or its By-laws or their organizational charter or by-laws, respectively. The Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents in accordance with the terms hereof or thereof. The Company is not in violation of the listing requirements of the Nasdaq National Market as in effect on the date hereof.

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                  f. No Material Nonpublic Information; S-3 Eligibility. Neither
the Company nor any of its subsidiaries nor any of their officers, directors, employees or agents have provided the Investors with any material, nonpublic information. The Company meets the requirements for the use of Form S-3 for registration of the resale of the Registrable Securities (as defined in the Registration Rights Agreement) by each Investor.

                  g. Acknowledgment Regarding the Transactions. The Company acknowledges and agrees that each of the Investors is acting solely in the capacity of arm's length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that none of the Investors is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any of the Investors or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to such Investor's entering into this Agreement. The Company further represents to each Investor that the Company's decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

                  h. No Solicitation. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has paid or given, either directly or indirectly, any commission or other remuneration to any person for soliciting the exchange of the Warrants for the Common Shares or for any other transaction contemplated by this Agreement.

                  i. No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Company's issuance of the Common Shares under the 1933 Act or cause this offering of the Common Shares to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the Nasdaq National Market, nor will the Company or any of its subsidiaries take any action or steps that would require registration of the Company's issuance of the Common Shares under the 1933 Act or cause the offering of the Common Shares to be integrated with other offerings.

                  j. Application of Takeover Protections. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Articles of Incorporation or the laws of the state of its incorporation which is or could become applicable to the Investors as a result of the Investors and the Company fulfilling their obligations under the Transaction Documents and the Articles of Amendment, including, without limitation, the Company's issuance of the Common Shares and the Investors' ownership of the Common Shares.

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                  k. Rights Agreement. As of the date hereof, the Company has not adopted a shareholder rights plan or similar arrangement relating to accumulation of beneficial ownership of Common Stock or a change in control of the Company.

         4. COVENANTS.

                  a. Best Efforts. Each party shall use its best efforts to satisfy timely each of the conditions to be satisfied by it as provided in Sections 5 and 6 of this Agreement.

                  b. Reporting Status. Until the earlier of (i) the date which is one year after the date on which the Investors may sell all of the Common Shares without restriction pursuant to Rule 144(k) promulgated under the 1933 Act (or successor thereto) and (ii) the date on which the Investors shall have sold all the Common Shares (the "Reporting Period"), the Company shall file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would otherwise permit such termination.

                  c. Rule 144. The Company shall not, directly or indirectly, dispute or otherwise interfere with any claim by a holder of the Exchanged Warrants that (i) such holder's holding period of any Exchanged Warrants Common Shares for purposes of Rule 144 promulgated under the 1933 Act (or a successor rule thereto) ("Rule 144") relates back (i.e., tacks) to the holding period for the Exchanged Warrants and the Series B Warrants and (ii) such holder's holding period of any New Warrant Common Shares for purposes of Rule 144 relates back (i.e., tacks) to the holding period for the New Warrants.

                  d. Financial Information. The Company agrees to send the following to each Investor during the Reporting Period: (i) unless filed and available through the SEC's EDGAR system, within two (2) Business Days after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K, its Quarterly Reports on Form 10-Q, any Current Reports on Form 8-K and any registration statements (other than on Form S-8) or amendments thereto filed pursuant to the 1933 Act; (ii) on the same day as the release thereof, facsimile copies of all press releases issued by the Company or any of its Subsidiaries (or the day after, if released through a recognized wire service) and (iii) copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders.

                  e. Intentionally Omitted.

                  f. Listing. The Company shall promptly secure the listing of all of the Registrable Securities (as defined in the Registration Rights Agreement) upon each national securities exchange and automated quotation system (including the Nasdaq National Market), if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Registrable Securities from time to time issuable under the terms of the Transaction Documents. The Company shall maintain the Common Stock's authorization for listing on the

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Nasdaq National Market, the Nasdaq SmallCap Market, The American Stock Exchange,
Inc. or any national securities exchange (collectively, the "Exchanges" and each an "Exchange"). Neither the Company nor any of its Subsidiaries shall take any action which may result in the delisting or suspension of the Common Stock on an Exchange (other than to switch listings from one Exchange to another Exchange). The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(f).

                  g. Disclosure of Transaction and Other Material Information. On or before the second (2nd) Business Day following the Closing Date, the Company shall file a Form 8-K with the SEC describing the terms of the transaction contemplated by the Transaction Documents and consummated at the Closing, in the form required by the 1934 Act, and attaching as exhibits to such Form 8-K copies of this Agreement (including the Schedule of Investors) and the Registration Rights Agreement (the "8-K Filing"). From and after the 8-K Filing, no Investor shall be in possession of any material nonpublic information received from the Company, any of its subsidiaries or any of its respective officers, directors, employees or agents, that is not disclosed in the 8-K Filing. The Company shall not, and shall cause each of its subsidiaries and its and each of their respective officers, directors, employees and agents, not to, provide any Investor with any material nonpublic information regarding the Company or any of its subsidiaries from and after the filing of the 8-K Filing with the SEC without the express written consent of such Investor. In the event of a breach of the foregoing covenant by the Company, any of its subsidiaries, or any of its or their respective officers, directors, employees and agents, in addition to any other remedy provided herein or in the Registration Rights Agreement, an Investor shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material nonpublic information without the prior approval by the Company, its subsidiaries, or any of its or their respective officers, directors, employees or agents. No Investor shall have any liability to the Company, its subsidiaries, or any of its or their respective officers, directors, employees, shareholders or agents for any such disclosure.

                  h. Corporate Existence. Until such time as the Registration Statement (as defined in the Registration Rights Agreement) has been declared effective by the SEC and has been available for the sale of all the Registrable Securities (as defined in the Registration Rights Agreement) for 180 consecutive Business Days, the Company shall maintain its corporate existence and shall not sell all or substantially all of the Company's assets, except in the event of a merger or consolidation or sale of all or substantially all of the Company's assets, where the surviving or successor entity in such transaction (i) assumes the Company's obligations hereunder and under the agreements and instruments entered into in connection herewith and (ii) is a publicly traded corporation whose common stock is listed for trading on an Exchange.

         5. CONDITIONS TO THE COMPANY'S OBLIGATIONS AT CLOSING. The obligation of the Company hereunder to issue the Common Shares to each Investor at the Closing in exchange for such Investor's Warrants is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing each Investor with prior written notice thereof:

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                  (i) Such Investor shall have executed each of this Agreement and the Registration Rights Agreement and delivered the same to the Company.

                  (ii) Such Investor shall have delivered to the Company or its representative for surrender and cancellation the original Exchanged Warrant and the original New Warrant issued to such Investor pursuant to the Redemption Agreement.

                  (iii) With respect to each holder of the Warrants issued pursuant to the Redemption Agreement or the Series B Warrants issued pursuant to the Securities Purchase Agreement, the Company shall have either (A) entered into an agreement with such holder to exchange such Warrants or Series B Warrants, as applicable, for shares of Common Stock and the exchange contemplated by such agreement is consummated prior to or concurrently with the Closing or (B) received a written waiver from such holder waiving any antidilution adjustment to the exercise price of the Warrants or the Series B Warrants, as applicable, held by such Investor which would otherwise result from the issuance of the Common Shares pursuant to this Agreement.

                  (iv) The representations and warranties of such Investor contained herein shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and such Investor shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Investor at or prior to the Closing Date.

         6. CONDITIONS TO EACH INVESTOR'S OBLIGATIONS AT CLOSING. The obligation of each Investor hereunder to exchange such Investor's Warrants for the Common Shares at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for such Investor's sole benefit and may be waived by such Investor at any time in its sole discretion by providing the Company and each Investor with prior written notice thereof:

                  (i) The Company shall have executed each of the Transaction Documents, and delivered the same to such Investor.

                  (ii) The Common Stock shall be designated for quotation on or listed on an Exchange and shall not have been suspended from trading on or delisted from such Exchange nor shall delisting or suspension by such exchanges have been threatened by falling below the minimum listing maintenance requirements of such Exchange. The Company shall have complied with the listing requirements of the Nasdaq National Market for the Common Shares.

                  (iii) The representations and warranties of the Company contained herein shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and

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         the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date. Such Investor shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as such Investor may reasonably request, including, without limitation, an update as of the Closing Date regarding the representation contained in Section 3(c) above.

                  (iv) Such Investor shall have received the opinion of Holland & Knight LLP dated as of the Closing Date, in substantially the form of Exhibit B, attached hereto.

                  (v) The Company shall have executed and delivered to such Investor (A) the stock certificates (in such denominations as such Investor shall request) representing the Exchanged Warrant Common Shares to be issued to such Investor (as set forth in Section 1(a)) in exchange for such Investor's Exchanged Warrants at the Closing and (B) the stock certificates (in such denominations as such Investor shall request) representing the New Warrant Common Shares to be issued to such Investor (as set forth in Section 1(a)) in exchange for such Investor's New Warrants at the Closing.

                  (vi) The Board of Directors of the Company shall have adopted resolutions consistent with Section 3(b)(ii) above and in a form reasonably acceptable to such Investor (the "Resolutions").

                  (vii) The Company shall have delivered to such Investor a secretary's certificate, dated as of the Closing Date, certifying as to
         (A) the Resolutions, (B) the Articles of Incorporation and (C) the By-laws, each as in effect at the Closing.

                  (viii) The Company shall have delivered to the Investors such other documents relating to the transactions contemplated by the Transaction Documents as the Investors or their counsel may reasonably request.

         7. INDEMNIFICATION. In consideration of each Investor's execution and delivery of the Transaction Documents and in addition to all of the Company's other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Investor and each other holder of the Common Shares and all of their stockholders, officers, directors, employees and direct or indirect investors and any of the foregoing persons' agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby or (c) any cause of action, suit or claim brought or made against such Indemnitee (other than a cause of action, suit or claim which is (x) brought or made by the Company and (y) is not a shareholder derivative suit) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Transaction Documents, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Common Shares or (iii) solely the status of such Investor or holder of the Common Shares as an investor in the Company. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

         8. GOVERNING LAW; MISCELLANEOUS.

                  a. Governing Law; Jurisdiction; Jury Trial. The corporate laws of the State of Florida shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

                  b. Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

                  c. Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

                  d. Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

                  e. Entire Agreement; Amendments. This Agreement and the Registration Rights Agreement supersede all other prior oral or written agreements between the Investors, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Investor makes any representation, warranty, covenant or undertaking with respect to such matters. Notwithstanding the foregoing and except as otherwise specifically provided in the Transaction Documents, the Securities Purchase Agreement, the registration rights agreement, dated as of December 23, 1999, among the Company and the buyers named therein (the "Series B Registration Rights Agreement"), the Articles of Amendment, the Redemption Agreement and the registration rights agreement, dated as of May 4, 2000, among the Company and the investors named therein, including the Investors (the "Redemption Registration Rights Agreement") shall remain in full force and effect with respect to the securities and the transactions contemplated thereby. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and each of the Investors. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. No such amendment shall be effective to the extent that it applies to less than all of the Investors which hold Common Shares then outstanding. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents.

                  f. Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

         If to the Company:

                  ProxyMed, Inc.
                  2555 Davie Road, Suite 110
                  Fort Lauderdale, Florida 33317
                  Telephone: (954) 473-1001
                  Facsimile: (954) 473-0620
                  Attention: Chief Executive Officer and Chief Legal Officer

         With a copy to:

                  Holland & Knight LLP
                  701 Brickell Avenue, Suite 3000
                  Miami, Florida 33131
                  Telephone: 305-374-8500
                  Facsimile: 305-789-7799
                  Attention: Steven Sonberg, Esq.

         If to the Transfer Agent:

                  North American Transfer Company
                  147 West Merrick Road
                  Freeport, New York 11520
                  Telephone: (516) 379-8501
                  Facsimile: (516) 379-8525
                  Attention: Mildred Rostolter

         If to an Investor, to it at the address and facsimile number set forth on the Schedule of Investors, with copies to such Investor's representatives as set forth on the Schedule of Investors, or at such other address and/or facsimile number and/or to the attention of such other person(s) as the recipient party has specified by written notice given to each other party five days prior to the effectiveness of such change. Written confirmation of receipt
(A) given by the recipient of such notice, consent, waiver or other communications, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

                  g. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. The Company shall not assign this Agreement or any rights or obligations hereunder (except pursuant to a merger or consolidation with respect to which the Company is not the surviving entity resulting from such merger or consolidation), without the prior written consent of each of the Investors, or their assigns. An Investor or any Permitted Assignee (as defined below) may assign some or all of its rights under this Agreement (i) to any person with the consent of the Company, which consent shall not be unreasonably withheld, or
(ii) without the consent of the Company, to any person or entity which or who, immediately prior to such assignment, is (A) an affiliate of such Investor or Permitted Assignee, (B) an Investor which has executed this Agreement or (C) an entity or fund which has the same principal investment adviser or manager as the Investor or Permitted Assignee (each such person or entity described in the immediately preceding clauses (A), (B) and (C) is referred to as a "Permitted Assignee"); provided, however, that any such assignment shall not release such Investor from its obligations hereunder unless such obligations are assumed by such assignee and the Company has consented to such assignment and assumption, which consent shall not be unreasonably withheld. Notwithstanding anything to the contrary contained in the Transaction Documents, Investors shall be entitled to pledge the Common Shares in connection with a bona fide margin account or other loan secured by the Common Shares.

                  h. No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

                  i. Survival. Unless this Agreement is terminated under Section 8(l), the representations and warranties of the Company and the Investors contained in Sections 2 and 3, the agreements and covenants set forth in Sections 4 and 8, and the indemnification provisions set forth in Section 7, shall survive the Closing. Each Investor shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

                  j. Publicity. The Company and each Investor shall have the right to approve before issuance any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Investor, to make any press release or other public disclosure with respect to such transactions as the Company reasonably believes, after consulting with its counsel, to be required by applicable law and regulations (although each Investor shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release and shall be provided with a copy thereof).

                  k. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

                  l. Termination. In the event that the Closing shall not have occurred with respect to an Investor on or before one (1) Business Day after the date hereof due to the Company's or the Investor's failure to satisfy the conditions set forth in Sections 5 and 6 above (and the non-breaching party's failure to waive such unsatisfied condition(s)), the non-breaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party.

                  m. Placement Agent. The Company acknowledges that it has not engaged any placement agent in connection with the issuance of the Common Shares. The Company shall be responsible for the payment of any placement agent's fees or brokers' commissions relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold each Investor harmless against, any liability, loss or expense (including, without limitation, attorneys' fees and out of pocket expenses) arising in connection with any such claim.

                  n. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

                  o. Remedies. Each Investor shall have all rights and remedies set forth in the Transaction Documents and, except as otherwise specifically provided in the Transaction Documents, all rights and remedies which such holders have been granted at any time under any other agreement or contract (including, without limitation, the Securities Purchase Agreement, the Series B Registration Rights Agreement, the Articles of Amendment, the Redemption Agreement and the Redemption Registration Rights Agreement) and all of the rights which such holders have under any law. Any person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

                  p. Payment Set Aside. To the extent that the Company makes a payment or payments to any Investor hereunder or pursuant to the Registration Rights Agreement or such Investor enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company or to a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then, to the extent of any such restoration, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

                  q. Mutual General Release. (i) In consideration of the release set forth in Section 8(q)(ii), effective as of the Closing (the "Effective Time") each Investor, severally and not jointly, on behalf of itself and its heirs, executors, administrators, devisees, trustees, partners, directors, officers, shareholders, employees, consultants, representatives, predecessors, principals, agents, parents, associates, affiliates, subsidiaries, attorneys, accountants, successors, successors-in-interest and assignees (collectively, the "Investor Releasing Persons"), hereby waives and releases, to the fullest extent permitted by law, but subject to Section 8(q)(iii) below, any and all claims, rights and causes of action, whether known or unknown (collectively, the "Investor Claims"), that any of the Investor Releasing Persons had or currently has against (i) the Company, (ii) any of the Company's current or former parents, shareholders, affiliates, subsidiaries, predecessors or assigns, or
(iii) any of the Company's or such other persons' or entities' current or former officers, directors, employees, agents, principals, investors, signatories, advisors, consultants, spouses, heirs, estates, executors, attorneys, auditors and associates and members of their immediate families (collectively, the "Company Released Persons"), including, without limitation, Investor Claims arising out of or relating to the Securities Purchase Agreement, the Articles of Amendment, the Series B Registration Rights Agreement, the Series B Warrants, the Redemption Agreement, the Redemption Registration

Rights Agreement, the Exchanged Warrants and the New Warrants (collectively, the "Released Documents") other than Investor Claims arising after the Effective Time.

                  (ii) In further consideration of the Investors entering into this Agreement, effective as of the Effective Time, the Company on behalf of itself and its heirs, executors, administrators, devisees, trustees, partners, directors, officers, shareholders, employees, consultants, representatives, predecessors, principals, agents, parents, associates, affiliates, subsidiaries, attorneys, accountants, successors, successors-in-interest and assignees (collectively, the "Company Releasing Persons"), hereby waives and releases, to the fullest extent permitted by law, but subject to Section 8(q)(iii) below, any and all claims, rights and causes of action, whether known or unknown (collectively, the "Company Claims"), that any of the Company Releasing Persons had or currently has against (i) the Investors, (ii) any of the Investors' respective current or former parents, shareholders, affiliates, subsidiaries, predecessors or assigns, or (iii) any of the Investors' or such other persons' or entities' current or former officers, directors, employees, agents, principals, investors, signatories, advisors, consultants, spouses, heirs, estates, executors, attorneys, auditors and associates and members of their immediate families (collectively, the "Investor Released Persons"), including, without limitation, any Company Claims arising out of or relating to the Released Documents.

                  (iii) The Company and each of the Investors acknowledge that the release set forth in Sections 8(q)(i) and 8(q)(ii) above does not affect any claim which any Company Releasing Person or Investor Releasing Person may have under this Agreement, the Registration Rights Agreement, Sections 8, 9(m) or 9(p) of the Securities Purchase Agreement, Section 6 or Section 7 of the Series B Registration Rights Agreement, Sections 8, 9(m) and 9(p) of the Redemption Agreement and Section 6 or Section 7 of the Redemption Registration Rights Agreement.

                  (iv) It is the intention of each party that this Section 8(o) shall be effective as a final accord and satisfaction and release of each and every Investor Claim and Company Claim, except as otherwise specifically provided in this Section 8(o).

                                   * * * * * *

         IN WITNESS WHEREOF, the Investors and the Company have caused this Exchange Agreement to be duly executed as of the date first written above.

COMPANY:                                   INVESTORS:

PROXYMED, INC.                             LEONARDO, L.P.

By:__________________________________      By:________________________________
Name:                                      Name:
Title:                                     Its:

                              SCHEDULE OF INVESTORS

Investor's Name        Investor Address               Number of     Number of   Number of    Number of         Investor's
                    and Facsimile Number             Exchanged        New      Exchanged   New Warrant     Representatives'
                                                   Warrant Shares    Warrant     Warrant       Common    Address and Facsimile
                                                                     Shares       Common       Shares            Number
                                                                                  Shares
-------------------------------------------------- -------------------------------------------------------------------------------
-------------------------------------------------- -------------------------------------------------------------------------------
Leonardo, L.P.  c/o Angelo, Gordon & Co., L.P.        1,317,500      250,000    1,068,723     193,750   Angelo, Gordon & Co., L.P.
                245 Park Avenue - 26th Floor                                                            245 Park Avenue - 26th Floor
                New York, New York 10167                                                                New York, New York 10167
                Attention: Gary Wolf or Ari Storch                                                      Attention: Gary Wolf or
                Facsimile: (212) 867-6449                                                               Ari Storch
                Telephone: (212) 692-2035                                                               Facsimile: (212) 867-6449
                Residence: Cayman Islands                                                               Telephone: (212) 692-2035

                                    EXHIBITS

Exhibit A         -        Form of Registration Rights Agreement
Exhibit B         -        Form of Company Counsel Opinion

                                       20